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As filed with the Securities and Exchange Commission on March 22, 2006

Registration No. 333-132266

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

DIAMONDROCK HOSPITALITY COMPANY
(Exact Name of Registrant as Specified in its Governing Instruments)

6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, (240) 744-1150
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

William W. McCarten
Chief Executive Officer
DiamondRock Hospitality Company
6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817
(240) 744-1150
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Suzanne D. Lecaroz, Esq. Goodwin Procter LLP Exchange Place, 53 State Street Boston, MA 02109 (617) 570-1000	David C. Wright, Esq. Hunton & Williams LLP 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200

                Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

                If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

                The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

              This Amendment No. 2 to the Registration Statement (File No. 333-132266) is being filed solely to include Exhibit 1.1, Form of Underwriting Agreement. Amendment No. 2 does not modify any provision of the prospectus that forms Part I of the Registration Statement and, accordingly, such prospectus has not been included herein. In addition, Amendment No. 2 does not modify Item 31, 32, 33, 34, 35 or 37 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

              The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$23,085
NASD Fee	$22,074
NYSE Listing Fee	$77,280
Printing and Engraving Expenses	$400,000
Legal Fees and Expense (other than Blue Sky)	$125,000
Accounting Fees and Expenses	$150,000
Travel and Road Show Expenses	$200,000
Miscellaneous	$2,561

Total	$1,000,000

Item 32.    Sales to Special Parties.

              See the response to Item 33 below.

Item 33.    Recent Sales of Unregistered Securities.

              On July 7, 2004, we issued the following securities that were not registered under the Securities Act pursuant to our 2004 Stock Option and Incentive Plan: 695,000 shares of restricted common stock to certain of our directors and officers. For a more detailed description of our 2004 Stock Option and Incentive Plan, see "Management—Equity Incentive Plan" in this registration statement. In granting the restricted shares, we relied upon exemptions from registration set forth in Rule 701 and Section 4(2) of the Securities Act.

              On July 7, 2004, we sold a total of 13,586,050 shares of common stock for an aggregate amount of approximately $126.4 million at a purchase price of $9.30 per share, less expenses, in a private unregistered offering to Freidman, Billings, Ramsey & Co., Inc., or FBR, pursuant to the exemptions from registration set forth in Sections 4(1) and 4(2) of the Securities Act, which shares were subsequently resold to qualified institutional buyers in accordance with Rule 144A under the Securities Act and/or to non-U.S. persons as defined in Regulation S under the Securities Act. The per share price of the shares of common stock sold to FBR was $9.30, and the per share offering price to our investors was $10.00.

              Concurrently with the sale of a total of 13,586,050 shares of common stock for an aggregate amount of approximately $39.4 million at a purchase price of $9.30 per share, less expenses, to FBR in our July 2004 private placement, we sold a total of 4,263,950 shares of common stock directly to certain accredited investors, including without limitation FBR and certain affiliates, directors, officers and employees of FBR, at a per share price of $10.00, pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. We paid a placement fee of $0.70 per share to FBR with respect to all 4,263,950 of those shares.

Item 34.    Indemnification of Directors and Officers.

              The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

              Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate our company to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her serving in any of the foregoing capacities. Our bylaws obligate our company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made, or is threatened to be made, a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to our employees or agents and any employee or agent of our predecessor.

              The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

              We currently have in place a primary and two excess directors' and officers' liability insurance policies issued by Nutmeg Insurance Company, an affiliate of The Hartford Group, and American International Specialty Lines Insurance Co., and affiliate of AIG. The policies have a combined limit of $25 million per claim as well as in the aggregate. The policy does not have a self-insured retention for non-indemnified claims, but it has a self-insured retention of $250,000 per claim for all other covered claims.

Item 35.    Treatment of Proceeds from Stock Being Registered.

              None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

              (A)  Financial Statements. See Index to Consolidated Financial Statements and the related notes thereto.

              (B)  Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit
1.1	Form of Underwriting Agreement among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership and the underwriters named therein.
3.1	Articles of Amendment and Restatement of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
3.2	Second Amended and Restated Bylaws of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
3.3	Amendment No. 1 to Second Amended and Restated Bylaws of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2006)
4.1	Form of Certificate for Common Stock for DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
5.1	Opinion of Goodwin Procter LLP as to legality of the securities being issued*
8.1	Opinion of Goodwin Procter LLP as to certain U.S. federal income tax matters*
10.1	Agreement of Limited Partnership of DiamondRock Hospitality Limited Partnership, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.2	Registration Rights Agreement among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership, Friedman, Billings, Ramsey & Co., Inc. and certain holders of the common stock of DiamondRock Hospitality Company, dated as of July 7, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.3	Form of Hotel Management Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.4	Form of TRS Lease (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))

10.5	2004 Stock Option and Incentive Plan (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.6	Form of Restricted Stock Award Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.7	Form of Incentive Stock Option Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.8	Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.9	Form of Deferred Stock Award Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123809)
10.10	Form of Indemnification Agreement between DiamondRock Hospitality Company and its directors and officers (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.11	Employment Agreement between DiamondRock Hospitality Company and William W. McCarten, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.12	Employment Agreement between DiamondRock Hospitality Company and John L. Williams, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.13	Employment Agreement between DiamondRock Hospitality Company and Mark W. Brugger, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.14	Employment Agreement between DiamondRock Hospitality Company and Michael D. Schecter, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.15	Letter of Employment between DiamondRock Hospitality Company and Sean M. Mahoney, dated as of June 30, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.16	Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and William W. McCarten, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.17	Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and John L. Williams, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))

10.18	Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and Mark W. Brugger, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.19	Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and Michael D. Schecter, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.20	Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and Sean M. Mahoney, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.21	Information Acquisition Agreement between DiamondRock Hospitality Company and Marriott International, Inc., dated as of July 6, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.22	Amended and Restated Purchase Agreement by and among DiamondRock Frenchman's Holdings, LLC, Capital Hotel Investments Financing I, LLC, BCM/CHI Cayman Islands, Inc. and BCM/CHI Frenchman's Reef, Inc., dated June 23, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005)
10.23	Purchase and Sale Agreement, by and among BCM/CHI Lax Owner, LLC and BCM/CHI LAX Tenant, Inc., and DiamondRock Hospitality Company dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.24	Purchase and Sale Agreement, by and among BCM/CHI Alpharetta Owner, LLC and BCM/CHI Alpharetta Tenant, Inc., and DiamondRock Hospitality Company dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.25	Purchase and Sale Agreement, by and among BCM/CHI Worthington Owner, L.P. and BCM/CHI Worthington Tenant, Inc., and DiamondRock Hospitality Company dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.26	Purchase and Sale Agreement, by and between VAMHC, Inc. and DiamondRock Hospitality Limited Partnership dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.27	Amendment to Purchase and Sales Agreements, dated May 6, 2005, by and among DiamondRock Hospitality Company and BCM/CHI Cayman Islands, Inc., BCM/CHI Frenchman's Reef, Inc., BCM/CHI Lax Owner, LLC and BCM/CHI LAX Tenant, Inc., BCM/CHI Alpharetta Owner, LLC and BCM/CHI Alpharetta Tenant, Inc., BCM/CHI Worthington Owner, L.P. and BCM/CHI Worthington Tenant, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))

10.28	Credit Agreement dated as of July 8, 2005 by and among DiamondRock Hospitality Limited Partnership, a limited partnership formed under the laws of the State of Delaware, as Borrower, DiamondRock Hospitality Company, a corporation formed under the laws of the State of Maryland, each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(d), Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Tri-Lead Arrangers and as Tri-Bookrunners, and each of Citicorp North America, Inc. and Bank of America, N.A., as Syndication Agents and as Documentation Agents (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2005)
10.29	Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and William W. McCarten, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.30	Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and John L. Williams, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.31	Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and Mark W. Brugger, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.32	Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and Michael D. Schecter, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.33	Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and Sean M. Mahoney, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.34	Hotel Purchase and Sale Agreement, by and between DiamondRock Orlando Airport, LLC and Teacher's Retirement System of the State of Illinois, dated October 11, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2005)
10.35	First Amendment to Hotel Purchase and Sale Agreement, by and between DiamondRock Orlando Airport, LLC and Teacher's Retirement System of the State of Illinois, dated November 23, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2005)
10.36	Purchase & Sale Agreement, dated as of March 1, 2006, among Chicago 540 Hotel, L.L.C., Chicago 540 Lessee, Inc., and DiamondRock Chicago Owner, LLC (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2006)
21.1	List of Subsidiaries of DiamondRock Hospitality Company*
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*
23.2	Consent of KPMG LLP*
23.3	Consent of PricewaterhouseCoopers LLP*
23.4	Consent of Ernst & Young, LLP*

24.1	Power of Attorney (included on signature page)*

*
Previously filed.

Item 37.    Undertakings.

              (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

              (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

              (c)   The undersigned Registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 22nd day of March, 2006.

DIAMONDROCK HOSPITALITY COMPANY
By:	/s/ MICHAEL D. SCHECTER
Name: Michael D. Schecter
Title: General Counsel and Secretary

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	*	March 22, 2006
Name:	William W. McCarten
Title:	Chairman of the Board, Director and Chief Executive Officer
By:	*	March 22, 2006
Name:	John L. Williams
Title:	President, Chief Operating Officer and Director
By:	*	March 22, 2006
Name:	Mark W. Brugger
Title:	Executive Vice President, Chief Financial Officer and Treasurer
By:	*	March 22, 2006
Name:	Sean M. Mahoney
Title:	Chief Accounting Officer and Corporate Controller

By:	*	March 22, 2006
Name:	Daniel J. Altobello
Title:	Director
By:	*	March 22, 2006
Name:	W. Robert Grafton
Title:	Lead Director
By:	*	March 22, 2006
Name:	Maureen L. McAvey
Title:	Director
By:	*	March 22, 2006
Name:	Gilbert T. Ray
Title:	Director

*
By Michael D. Schecter, as attorney-in-fact pursuant to written power of attorney.

Exhibit
1.1	Form of Underwriting Agreement among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership and the underwriters named therein.
3.1
Articles of Amendment and Restatement of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
3.2
Second Amended and Restated Bylaws of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
3.3
Amendment No. 1 to Second Amended and Restated Bylaws of DiamondRock Hospitality Company (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2006)
4.1
Form of Certificate for Common Stock for DiamondRock Hospitality Company (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
5.1	Opinion of Goodwin Procter LLP as to legality of the securities being issued*
8.1	Opinion of Goodwin Procter LLP as to certain U.S. federal income tax matters*
10.1
Agreement of Limited Partnership of DiamondRock Hospitality Limited Partnership, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.2
Registration Rights Agreement among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership, Friedman, Billings, Ramsey & Co., Inc. and certain holders of the common stock of DiamondRock Hospitality Company, dated as of July 7, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.3	Form of Hotel Management Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.4	Form of TRS Lease (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.5	2004 Stock Option and Incentive Plan (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.6	Form of Restricted Stock Award Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.7	Form of Incentive Stock Option Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.8	Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.9	Form of Deferred Stock Award Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123809)

10.10
Form of Indemnification Agreement between DiamondRock Hospitality Company and its directors and officers (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.11
Employment Agreement between DiamondRock Hospitality Company and William W. McCarten, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.12
Employment Agreement between DiamondRock Hospitality Company and John L. Williams, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.13
Employment Agreement between DiamondRock Hospitality Company and Mark W. Brugger, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.14
Employment Agreement between DiamondRock Hospitality Company and Michael D. Schecter, dated as of June 4, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.15
Letter of Employment between DiamondRock Hospitality Company and Sean M. Mahoney, dated as of June 30, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.16
Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and William W. McCarten, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.17
Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and John L. Williams, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.18
Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and Mark W. Brugger, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.19
Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and Michael D. Schecter, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.20
Amended and Restated Restricted Stock Award Agreement between DiamondRock Hospitality Company and Sean M. Mahoney, dated as of March 18, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.21
Information Acquisition Agreement between DiamondRock Hospitality Company and Marriott International, Inc., dated as of July 6, 2004 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))

10.22
Amended and Restated Purchase Agreement by and among DiamondRock Frenchman's Holdings, LLC, Capital Hotel Investments Financing I, LLC, BCM/CHI Cayman Islands, Inc. and BCM/CHI Frenchman's Reef, Inc., dated June 23, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005)
10.23
Purchase and Sale Agreement, by and among BCM/CHI Lax Owner, LLC and BCM/CHI LAX Tenant, Inc., and DiamondRock Hospitality Company dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.24
Purchase and Sale Agreement, by and among BCM/CHI Alpharetta Owner, LLC and BCM/CHI Alpharetta Tenant, Inc., and DiamondRock Hospitality Company dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.25
Purchase and Sale Agreement, by and among BCM/CHI Worthington Owner, L.P. and BCM/CHI Worthington Tenant, Inc., and DiamondRock Hospitality Company dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.26
Purchase and Sale Agreement, by and between VAMHC, Inc. and DiamondRock Hospitality Limited Partnership dated May 3, 2005 (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.27
Amendment to Purchase and Sales Agreements, dated May 6, 2005, by and among DiamondRock Hospitality Company and BCM/CHI Cayman Islands, Inc., BCM/CHI Frenchman's Reef, Inc., BCM/CHI Lax Owner, LLC and BCM/CHI LAX Tenant, Inc., BCM/CHI Alpharetta Owner, LLC and BCM/CHI Alpharetta Tenant, Inc., BCM/CHI Worthington Owner, L.P. and BCM/CHI Worthington Tenant, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File no. 333-123065))
10.28
Credit Agreement dated as of July 8, 2005 by and among DiamondRock Hospitality Limited Partnership, a limited partnership formed under the laws of the State of Delaware, as Borrower, DiamondRock Hospitality Company, a corporation formed under the laws of the State of Maryland, each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(d), Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Tri-Lead Arrangers and as Tri-Bookrunners, and each of Citicorp North America, Inc. and Bank of America, N.A., as Syndication Agents and as Documentation Agents (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2005)
10.29
Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and William W. McCarten, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.30
Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and John L. Williams, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.31
Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and Mark W. Brugger, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)

10.32
Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and Michael D. Schecter, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.33
Deferred Stock Award Agreement by and between DiamondRock Hospitality Company and Sean M. Mahoney, dated June 1, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005)
10.34
Hotel Purchase and Sale Agreement, by and between DiamondRock Orlando Airport, LLC and Teacher's Retirement System of the State of Illinois, dated October 11, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2005)
10.35
First Amendment to Hotel Purchase and Sale Agreement, by and between DiamondRock Orlando Airport, LLC and Teacher's Retirement System of the State of Illinois, dated November 23, 2005 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2005)
10.36
Purchase & Sale Agreement, dated as of March 1, 2006, among Chicago 540 Hotel, L.L.C., Chicago 540 Lessee, Inc., and DiamondRock Chicago Owner, LLC (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2006)
21.1	List of Subsidiaries of DiamondRock Hospitality Company*
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*
23.2	Consent of KPMG LLP*
23.3	Consent of PricewaterhouseCoopers LLP*
23.4	Consent of Ernst & Young, LLP*
24.1	Power of Attorney (included on signature page)*

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES